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                                                                      Exhibit 21


                      THE NEW DUN & BRADSTREET CORPORATION
                          LIST OF ACTIVE SUBSIDIARIES


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

                                                                                                                 % Ownership
                                                                                  State or Other                    (100%
                                                                                 Jurisdiction of                  Except as
                                Name                                               Organization                     Noted)

D&B ESPANA S.A.                                                         Spain

DUN & BRADSTREET (SWITZERLAND) AG                                       Delaware/Switzerland

DUN & BRADSTREET COMPUTER LEASING, INC.                                 Delaware
         Fillupar Leasing Partnership                                   Delaware                                    98.00

DUN & BRADSTREET, INC.                                                  Delaware

DUN & BRADSTREET INFORMATION SERVICES INDIA                             India
PVT. LTD.

DUN & BRADSTREET INTERNATIONAL, LTD.                                    Delaware
         Dun & Bradstreet S.A.                                          Argentina
         Dun & Bradstreet (Australia) Holdings pty.                     Australia
                  Dun & Bradstreet (Australia) Group Pty.               Australia
                  Ltd.
         Arrebnac Pty. Ltd.                                             Australia
                  D&B Pty. Ltd. (Australia)                             Australia
                           College Mercantile Pty. Ltd.                 Australia
                                    Dun & Bradstreet                    Australia
                                    (Australia) Pty. Limited
                           Dun & Bradstreet Unit Trust                  Australia
                           Moody's Investors Service Pty.               Australia
                           Limited
         Dun & Bradstreet Information Services Ges.mbH                  Austria
         Dun & Bradstreet Canada Holding, Ltd.                          Canada
                  The D&B Companies of Canada Ltd.                      Canada
         Dun & Bradstreet Do Brasil, Ltda.                              Delaware/Brazil
         N.V. Dun & Bradstreet-Eurinform S.A.                           Delaware/Belgium
         Dun & Bradstreet International Consultant                      China
         (Shanghai) Co. Ltd.
         D&B Group, Ltd.                                                Delaware
                  D&B Europe Limited                                    England
                           Dun & Bradstreet Limited                     England
                                    Dun & Bradstreet Limited            Ireland
                                            Dun & Bradstreet            England
                                            Finance Ltd.
                           Dun & Bradstreet (U.K.) Ltd.                 England
                                    Dun & Bradstreet Pension            England
                                    Trustees Ltd.
                  Moody's Investors Service Ltd.                        England
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
                                                                                                                 % Ownership
                                                                                  State or Other                    (100%
                                                                                 Jurisdiction of                  Except as
                                Name                                               Organization                     Noted)

DUN & BRADSTREET INTERNATIONAL, LTD. (cont'd)
         Dun & Bradstreet Credit Control, Ltd.                          Delaware
                  Dun & Bradstreet (HK) Limited                         Hong Kong
         Dun & Bradstreet Deutschland GmbH                              Germany
                  D&B Schimmelpfeng Unterstutzungskasse                 Germany
                  GmbH
         Dun & Bradstreet Holdings B.V.                                 The Netherlands
                  Dun & Bradstreet Kosmos S.p.A.                        Italy
                           Argus Situeziono Aziendali S.r.l.            Italy
                           Data Tech S.r.l.                             Italy
                           Orefro L'lnformazione S.p.A.                 Italy
                                    Consorzio Manifatturieri            Italy
                                    S.r.l.
                                    Ore. Tel S.r.L.                     Italy
                                    Orefro Data S.r.l.                  Italy
                                    Te.ma.Tel S.r.l.                    Italy
                  Dun & Bradstreet B.V.                                 The Netherlands
                           Perfect Data International N.V.              The Netherlands Antilles
                                    Perfect Data Services B.V.          The Netherlands
                  Dun & Bradstreet Holding (Norway) A/S                 Norway
                           Dun & Bradstreet Norge A/S                   Norway
                           Dun & Bradstreet Soliditet A/S               Norway
                  Dun & Bradstreet (C&EE) Holding B.V.                  The Netherlands                               80.00
                           Dun & Bradstreet spol s r.o.                 Czech Republic                                80.00
                           Dun & Bradstreet Hungaria                    Hungary                                       80.00
                           Informacio Szogaltato Korlatolt
                           Felelosegu Tarasag
                           Dun & Bradstreet Poland sp. z o.o.           Poland                                        80.00
                  Dun & Bradstreet S.C.S.                               France
                           D&B Management S.A.S.                        France
                           Moody's France S.A.                          France
                           S&W S.A.S                                    France
                  Dun & Bradstreet Danmark Holding A/S                  Denmark
                           Dun & Bradstreet Denmark A/S                 Denmark
         Dun & Bradstreet (Israel) Ltd.                                 Israel
         Dun & Bradstreet Japan Ltd.                                    Japan
         D&B Information Services (M) Sdn. Bhd.                         Malaysia
         Dun & Bradstreet de Mexico S.A. de C.V.                        Mexico
         Dun & Bradstreet (New Zealand) Limited                         New Zealand
         Dun & Bradstreet S.A.                                          Peru
         Dun & Bradstreet Portugal, Ltda.                               Portugal
         Dun & Bradstreet (Singapore) Pte. Ltd.                         Singapore
         Dun & Bradstreet Nordic AB                                     Sweden
                  Dun & Bradstreet Finland OY                           Finland
                  Dun & Bradstreet Sverige AB                           Sweden
         Beheer en Beleggingsmaatschappij Stivaco B.V.                  The Netherlands
                  Dun & Bradstreet Zimbabwe (Private)                   Zimbabwe
                  Limited
DUN & BRADSTREET RMS FRANCHISE CORPORATION                              Delaware
DUNS HOLDING, INC.                                                      Delaware
         D&B Acquisition Corp.                                          Delaware
         Corinthian Leasing Corporation                                 Delaware
DUNS INVESTING VII CORPORATION                                          Delaware
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
                                                                                                                % Ownership
                                                                                  State or Other                    (100%
                                                                                 Jurisdiction of                  Except as
                                Name                                               Organization                     Noted)

DUNSNET INC.                                                            Delaware
         Dun & Bradstreet Marketing Pty. Ltd.                           Australia
MOODY'S INVESTORS SERVICE, INC.                                         Delaware
         Financial Proformas, Inc.                                      Delaware
         Moody's Overseas Holdings, Inc.                                Delaware
                  Moody's Interbank Credit Services Limited             Cyprus
         Moody's America Latina Ltda.                                   Brazil
         Moody's Canada Inc.                                            Canada
         Moody's Deutschland GmbH                                       Germany
         Moody's Asia Pacific Limited                                   Hong Kong
         Moody's Japan Kabushiki Kaisha                                 Japan
         Moody's Singapore Pte Ltd.                                     Singapore
         Moody's Investors Service Espana, S.A.                         Spain
PALMETTO ASSURANCE LTD.                                                 Bermuda

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